Exhibit 23(b)


             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Form S-4
Registration Statement (Registration No. 333-55932) of our report dated March 9, 2001, relating to the consolidated financial statements of Tosco Corporation, which appears in the Current Report on Form 8-K/A of Phillips Petroleum
Company, filed on October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
January 11, 2002